Exhibit 99.1

VICORP Restaurants, Inc. Announces

Fiscal First Quarter 2005 Results and Restatement of Prior Period Financials for Lease Accounting Errors

DENVER, CO (April 11, 2005) — VICORP Restaurants, Inc. (“the Company”), today announced financial results for its fiscal 2005 first quarter ended January 27, 2005.  The Company also announced that, as a result of a review of its accounting treatment with respect to lease related transactions of its restaurant properties, it will restate its audited financial statements for the periods spanning from fiscal 2000 through fiscal 2004.  The results announced in this press release have been presented on a basis consistent with the restatement described below.

We recently announced that, like many other companies in the restaurant and retail industries, we were reviewing our historical lease accounting methods to determine whether our accounting methods were in accordance with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) on February 7, 2005 in a letter to the American Institute of Certified Public Accountants and other recent interpretations regarding certain operating lease issues and their application under generally accepted accounting principles (“GAAP”). Prior to this review, we believed that our accounting for leases was consistent with GAAP and that such treatment was consistent with the practices of other public companies.  As a result of our review, we changed our accounting for certain of our restaurant property transactions and leases.  We also determined that our prior period audited consolidated financial statements should be restated as more fully discussed below under the caption entitled “Restatement of Historical Financials”.  The adjustments made pursuant to the restatement did not have an impact on our cash flows, cash position, revenues or same-store sales.

Net revenues for the first quarter of 2005 were $105.8 million, a 5.2% increase from net revenues of $100.6 million reported in the first quarter of 2004.  The increase in revenues resulted from the three extra days in fiscal 2005’s first quarter compared to the same quarter last year (see discussion below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) and sales at the four new restaurants, net of closures, opened since the end of the first quarter of fiscal 2004.  Comparable restaurant sales for the first quarter of 2005 declined 1.2% versus the previous year’s first quarter.  Net income for the first quarter of 2005 was $2.3 million versus net income of $2.0 million, as restated, in the comparable period of 2004.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA” — as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the first quarter of 2005 was $15.2 million, a 10.9% increase from the $13.7 million Adjusted EBITDA, as restated, for the first quarter of 2004.

All operating divisions (company-owned restaurants, franchise operations and VICOM) contributed to the increase in Adjusted EBITDA in the first quarter of 2005 versus the comparable quarter of 2004, with the company-owned restaurants contributing most significantly to the improvement.  Company-owned restaurant operating margins improved primarily due to lower food cost as a percentage of restaurant sales, although both labor cost and other operating expenses were marginally improved as well.  Commodity product costs were favorable compared to a year ago, leading to a 0.5% improvement in percentage food cost.  Interest expense increased $772,000 in the first quarter of 2005 compared to the comparable quarter of 2004 due to greater debt outstanding throughout the first quarter of 2005 and a higher average interest rate, both a result of the high-yield debt financing consummated at the end of the second quarter of 2004.

Debra Koenig, CEO, commented, “We are pleased to report operating profit of $10.2 million for the quarter, which was 13.6% ahead of last year.  Our Village Inn brand continued to lead the improvement with positive comparable restaurant sales of 2.3% in the first quarter of 2005 versus the same quarter of 2004.  Despite persistent weather challenges in the Midwest throughout the quarter, we are nonetheless disappointed by the Bakers Square same store sales, which declined by 3.7%.  Later during fiscal 2005, we expect to refine the changes to the Bakers Square brand and to initiate selective market trials as a result of the re-positioning review.  Also, we are excited to announce that the Ryan Partnership has been chosen as our new advertising agency.  We expect to see the first of their efforts during our third quarter.  During the first quarter, we opened three new restaurants and closed one under-performing location whose lease had expired.  We plan to open a total of 23 to 27 new restaurants throughout fiscal 2005, predominantly under the Village Inn brand.”

Restatement of Historical Financials

As described above, we are restating certain of our previously reported audited consolidated financial statements principally as a result of a review of our lease accounting policies and practices prompted by the views expressed by the Office of the Chief Accountant of the SEC on February 7, 2005 in a letter to the American Institute of Certified Public Accountants and other recent interpretations regarding certain operating lease issues and their application under GAAP.  From our review, we determined that 1) a substantial number of restaurant property real estate transactions which were consummated between fiscal 1999 and fiscal 2004 needed to be accounted for as deemed financing transactions as opposed to sale-leaseback transactions, 2) we needed to change our accounting for straight-line rent expense with respect to certain leases with scheduled rent escalations, 3) we needed to change the useful lives used as a basis for depreciating certain leasehold improvements, and 4) certain other miscellaneous adjustments needed to be recorded.

The principal impact of the restatement was to record on our consolidated balance sheets the assets from real estate transactions that we previously believed to be sale-leaseback transactions which were consummated in 1999, 2001 and 2003 related to 79 existing restaurants and nine new restaurant locations opened in 2003 and 2004, and to record the proceeds from these transactions as liabilities under the caption “Deemed landlord financing liability”.  Operating results were restated to recognize depreciation expense associated with the assets subject to these transactions and re-characterize the lease payments previously reported as rent expense as principal repayments and imputed interest expense.  In addition, our reported rent expense was increased to correct certain errors related to our accounting for rent escalator accruals, and our reported depreciation expense was increased to reflect corrected useful lives of certain leasehold improvements.

The net effect of the adjustments to our consolidated statement of operations for the first quarter of 2004 (88 days ended January 22, 2004) was a decrease in net income of $747,000.  This consisted of a decrease in operating and franchise expenses by $1,575,000 and $41,000, respectively, an increase in interest expense of $2,864,000 and a decrease in the provision for income taxes of $501,000.

The following schedules summarize the adjustments identified related to our financial position at October 28, 2004 and results of operations for the 88 day period ended January 22, 2004.  The adjustments are subject to change as our independent registered public accounting firm completes their review of the matters.  We will restate our annual consolidated financial statements and certain other interim period consolidated financial statements with the filing of an amended Annual Report on Form 10-K with the SEC for our fiscal year ended October 28, 2004.

	As of October 28, 2004
	Previously Reported	Corrections	As restated
	(Unaudited)
	(In Thousands)
Balance Sheet Data
Receivables	$13,676	$(1,761)	$11,915
Total current assets	33,418	(1,761)	31,657
Property and equipment, net	84,785	(4,469)	80,316
Assets from deemed landlord financing	—	110,342	110,342
Build-to-suit construction-in progress	6,258	(6,258)	—
Deferred income taxes, long-term	22,636	(3,235)	19,401
Goodwill	82,843	(9,864)	72,979
Other assets, net	6,482	7,281	13,763
Total assets	290,380	92,036	382,416

Current maturities of long-term debt and capitalized lease obligations	258	(57)	201
Accounts payable	12,865	309	13,174
Current liabilities	49,963	252	50,215
Capitalized lease obligations	3,490	(3,242)	248
Deemed landlord financing liability	—	114,670	114,670
Build-to-suit liability	6,258	(6,258)	—
Other non-current liabilities	15,871	(8,814)	7,057
Total liabilities	217,051	96,608	313,659
Preferred stock	79,769	253	80,022
Accumulated deficit	(8,925)	(4,825)	(13,750)
Total stockholders’ equity	72,266	(4,572)	67,694
Total liabilities and stockholders’ equity	290,380	92,036	382,416

	88 Days Ended January 22, 2004
	Previously Reported	Corrections	As restated
	(Unaudited)
Statement of Operations Data	(In Thousands)

Other operating expenses	$28,110	$(1,575)	$26,535
Franchise operating expenses	593	(41)	552
Operating profit	7,368	1,616	8,984

Interest expense	(3,342)	(2,864)	(6,206)
Income before income taxes	4,049	(1,248)	2,801
Provision for income taxes	1,259	(501)	758
Net income	2,790	(747)	2,043

Net income attributable to common shareholders	1,035	(747)	288

Statement of Cash Flows Data
Net cash provided by operations	$10,306	$(144)	$10,162
Net cash used in investing activities	(3,621)	(124)	(3,745)
Net cash used in financing activities	(9,976)	268	(9,708)

Net decrease in cash and cash equivalents	(3,291)	—	(3,291)

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Our first quarter of fiscal 2005 was comprised of 13 weeks, or 91 days.  Beginning January 22, 2004, we changed our fiscal year so that it ends on the Thursday nearest to October 31st of each year. This increased the first quarter in fiscal 2004 by an extra four days (88 days in the first quarter of fiscal 2004). This change was made to facilitate restaurant operations by moving the end of our fiscal periods and weekly reporting and payroll periods away from weekends when our restaurants are busier.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA” and “Adjusted EBITDA” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA” and “Adjusted EBITDA” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA” and “Adjusted EBITDA” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on Monday, April 11, 2005, at 2:00 p.m. Eastern Time.  The conference call can be accessed by dialing 1-800-268-8047.  A recording of the conference call will be available by dialing 1-800-839-6713 or 1-402-220-2306, Conference ID 7068140.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 378 restaurants in 25 states, consisting of 275 company-operated restaurants and 103 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended October 28, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#  #  #

VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:                                                   Anthony J. Carroll

                                                                                                Chief Financial Officer

                                                                                                VICORP Restaurants, Inc.

                                                                                                Direct:  (303) 672-2266

                                                                                                Email:  tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

(Unaudited)

(In thousands)

	91 Days Ended January 27, 2005	88 Days Ended January 22, 2004
		(As restated)
Revenues:
Restaurant operations	$104,523	$99,426
Franchise operations	1,229	1,168
	105,752	100,594
Costs and expenses:
Restaurant costs:
Food	28,211	27,297
Labor	32,240	30,807
Other operating expenses	27,766	26,535
Franchise operating expenses	511	552
General and administrative expenses	6,607	6,201
Transaction expenses	15	22
Management fees	196	196
Operating profit	10,206	8,984
Interest expense	(6,978)	(6,206)
Other income, net	88	23
Income before income taxes	3,316	2,801
Provision for income taxes	1,047	758
Net income	2,269	2,043
Preferred stock dividends and accretion	(2,047)	(1,755)
Net income attributable to common stockholders	$222	$288

The following consolidated statements of adjusted EBITDA show “EBITDA” and “Adjusted EBITDA” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA” and “Adjusted EBITDA” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA” and “Adjusted EBITDA” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA

First Quarter

(Unaudited)

(In thousands)

	91 Days Ended	88 Days Ended
	January 27,	January 22,
	2005	2004
		(As restated)
Net income	$2,269	$2,043
Provision for income taxes	1,047	758
Interest expense	6,978	6,206
Depreciation & amortization	4,480	4,296
Asset retirement expense	28	40
EBITDA	14,802	13,343
Adjustments to EBITDA
Transaction expense	15	22
Amortization of rent related adjustments (a)	386	383
Total Adjustments	401	405
ADJUSTED EBITDA	$15,203	$13,748

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	January 27, 2005	October 28, 2004
		(As restated)
Assets
Current assets:
Cash and cash equivalents	$8,416	$1,332
Receivables, net	9,648	11,915
Inventories	9,310	12,245
Deferred income taxes, short-term	2,704	2,463
Prepaid expenses and other current assets	3,072	3,432
Income tax receivable	—	270
Total current assets	33,150	31,657
Property and equipment, net	79,923	80,316
Assets from deemed landlord financing	111,391	110,342
Deferred income taxes, long-term	20,182	19,401
Goodwill	72,979	72,979
Trademarks and tradenames	42,600	42,600
Franchise rights, net	11,221	11,358
Other assets, net	13,118	13,763
Total assets	$384,564	$382,416
Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$162	$201
Cash overdraft	—	3,190
Accounts payable	11,029	13,174
Accrued compensation	5,782	7,138
Accrued taxes	9,665	7,992
Other accrued expenses	22,048	18,520
Total current liabilities	48,686	50,215
Long-term debt	140,170	141,469
Capitalized lease obligations	233	248
Deemed landlord financing liability	116,127	114,670
Other noncurrent liabilities	8,322	7,057
Total liabilities	313,538	313,659
Stock subject to repurchase	1,063	1,063
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,658 shares issued and outstanding at January 27, 2005 and October 28, 2004 (aggregate liquidation preference of $81,040 and $78,846, respectively)	82,069	80,022
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,386,552 shares issued and outstanding at January 27, 2005 and October 28, 2004	—	—
Paid-in capital	2,426	2,426
Treasury stock, at cost, 923.87 shares of preferred stock and 80,603 shares of common stock at January 27, 2005 and October 28, 2004	(1,004)	(1,004)
Accumulated deficit	(13,528)	(13,750)
Total stockholders’ equity	69,963	67,694
Total liabilities and stockholders’ equity	$384,564	$382,416